Exhibit 10.1

AMENDMENT #6 TO

LICENSE AGREEMENT

This Amendment #6, dated as of December 18, 2018 (this “Agreement”), to the License Agreement (as defined below) is by and between the University of Virginia Patent Foundation d/b/a the University of Virginia Licensing and Ventures Group, a Virginia not-for-profit corporation of the Commonwealth of Virginia, having its principal offices at 1180 Seminole Tr., Suite 495, Charlottesville, VA 29901 (“UVA LVG”), and Adial Pharmaceuticals, Inc, a Delaware corporation (f/k/a ADial Pharmaceuticals, LLC) (“Adial” and together with “UVA LVG”, the “Parties”).

WHEREAS, the Parties have entered into that certain licensing agreement dated as of January 21, 2011 and as amended on October 21, 2013, and as further amended on May 18, 2016, March 27, 2017, August 15, 2017, and December 14, 2017 (together, the “License Agreement”);

WHEREAS, Adial closed on its initial public offering on July 31, 2018 and the Parties have a mutual interest in Adial successfully developing products under the License Agreement;

WHEREAS, the Parties wish to amend the License Agreement as provided herein.

NOW, THEREFORE in consideration of the premises set forth above and the mutual covenants set forth below, the parties hereto agree to amend and clarify the License Agreement as follows:

AGREEMENT

1. The date in Section 4.2.A. is changed to December 31, 2019.

2. Except as provided herein, the terms and obligations of the Parties under the License Agreement shall remain unchanged.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date first written above.

University of Virginia Patent Foundation d/b/a the University of Virginia Licensing & Ventures Group		Adial Pharmaceuticals, Inc.

By:	/s/Michael P. Straightiff	By:	/s/ William Stilley
Name:	Michael P. Straightiff	Name:	William Stilley
Title:	Executive Director	Title:	CEO

By:	/s/Peter M Grant, II
Name:	Peter M. Grant, II
Title:	Chair, Board of Directors